UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2015 (May 26, 2015)

Ryerson Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34735

(Commission File Number)

26-1251524

(I.R.S. Employer Identification No.)

227 W. Monroe St., 27th Floor, Chicago, IL 60606

(Address of principal executive offices and zip code)

(312) 292-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment No. 5 to Credit Agreement

On May 26, 2015, Joseph T. Ryerson & Son, Inc. (“JTR”), the wholly-owned subsidiary of Ryerson Holding Corporation (the “Company”), and certain other directly and indirectly wholly-owned subsidiaries of JTR (JTR and such subsidiaries, the “Borrowers”), entered into Amendment No. 5 (the “Fifth Amendment”) to the Credit Agreement dated as of October 19, 2007, as amended and restated as of March 14, 2011, as further amended as of September 25, 2012, as further amended as of April 3, 2013 and as further amended as of March 11, 2015, which Credit Agreement was with and among, the Borrowers, the lenders party thereto, Bank of America, N.A. as the administrative agent, and certain other parties (such Credit Agreement as amended through March 11, 2015, the “Existing Credit Agreement”).

The Fifth Amendment amended the Existing Credit Agreement to modify the circumstances that constitute a “trigger event,” after which the Borrowers and their subsidiaries would be subject to a more restrictive fixed charge coverage ratio covenant and the administrative agent would have control over and access to the Borrowers’ cash and payments received (a “Cash Dominion Event”). Under the Existing Credit Agreement, a trigger event occurred if availability on any business day was (a) less than 10% of the lesser of (i) the lenders’ aggregate commitments and (ii) the borrowing base, or (b) less than $125,000,000. As amended by the Fifth Amendment, a trigger event occurs if borrowing availability on any business day is less than the greater of (a) 10% of the total borrowing base and (b) $75,000,000. In addition, the Fifth Amendment reduced from $150,000,000 to $100,000,000, the borrowing availability level necessary to have been maintained for 45 days in order to exit a Cash Dominion Event.

A copy of the Fifth Amendment is attached hereto as Exhibit 10.1 and is incorporated by reference herein. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Fifth Amendment.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are being filed with this Current Report on Form 8-K:

10.1	Amendment No. 5, dated as of May 26, 2015, to the Credit Agreement, dated as of October 19, 2007, by and among Rhombus Merger Corporation and Joseph T. Ryerson & Son, Inc., as U.S. Borrowers, Bank of America Securities LLC, as sole lead arranger and book manager, Ryerson Canada, Inc., as Canadian borrower, Wells Fargo Foothill, LLC and Wachovia Capital Finance Corporation (Central), as co-documentation agents, ABN AMRO Bank N.V. and General Electric Capital Corporation, as co-syndication agents, Bank of America, N.A. (acting through its Canada branch), as Canadian agent, Bank of America, N.A., as administrative agent, and the lenders named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2015

RYERSON HOLDING CORPORATION

By:	/s/ Mark S. Silver
Name:	Mark S. Silver

Title:	Vice President, Managing Counsel and Secretary

Exhibit Index

Exhibit #	Description

10.1	Amendment No. 5, dated as of May 26, 2015, to the Credit Agreement, dated as of October 19, 2007, by and among Rhombus Merger Corporation and Joseph T. Ryerson & Son, Inc., as U.S. Borrowers, Bank of America Securities LLC, as sole lead arranger and book manager, Ryerson Canada, Inc., as Canadian borrower, Wells Fargo Foothill, LLC and Wachovia Capital Finance Corporation (Central), as co-documentation agents, ABN AMRO Bank N.V. and General Electric Capital Corporation, as co-syndication agents, Bank of America, N.A. (acting through its Canada branch), as Canadian agent, Bank of America, N.A., as administrative agent, and the lenders named therein.

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